Exhibit 10.13

FORM
OF
AMENDMENT TO
EMPLOYMENT AGREEMENT

        WHEREAS, Breitburn Energy Company L.P. ("BECLP") and James G. Jackson (the "Executive") have entered into that certain Employment Agreement dated July 7, 2006 (the "Agreement"); and

        WHEREAS, the parties desire to amend the Agreement to provide for its adoption by Breitburn Management Company LLC ("Manageco"), Pro GP Corp. and BreitBurn GP, LLC on the effective date of the initial public offering of common units of BreitBurn Energy Partners L.P. (the "MLP") (the "IPO Date");

        NOW, THEREFORE, the Agreement is amended effective as of the IPO Date as follows:

           1.  Notwithstanding anything in the Agreement to the contrary, the Executive's outstanding Performance Trust Units ("PTUs") granted under the BreitBurn Energy Company L.P. Long Term Incentive Plan shall be converted effective on the IPO Date on a 50/50 basis into (i) restricted phantom MLP units having the same general terms as his existing PTUs, but which on vesting may be settled in MLP units or cash as elected by the Executive, and (ii) restricted phantom BECLP units having the same vesting and distribution reinvestment provisions as his existing PTUs (but without the "multiplier"), and which on vesting may be settled, in the Executive's discretion, in cash, phantom BECLP units, or in any combination thereof as the Executive may choose (such converted awards being the "Phantom Options").

           2.  During the Employment Period beginning on and following the IPO Date, the parties agree that the Executive shall serve as the Chief Financial Officer of the general partner of BECLP, the general partner of the MLP, and Manageco. The parties intend for the provisions of this Agreement to be construed as necessary to effectuate this intent; however, nothing herein shall operate or be construed as providing the Executive with a duplication of any compensation or benefits from the Employers. The Boards of Directors of the general partner of BECLP, the general partner of the MLP, and of Manageco shall use their best efforts to resolve any ambiguities or conflicts as to their respective obligations to the Executive under the Agreement as hereby amended and the cost of the Executive's compensation and benefits shall be paid by Manageco with the general partners of BECLP and the MLP reimbursing Manageco for their portion of such costs that are allocable to them on the basis of the Executive's estimated time devoted to the business of each of them or on such other basis as the Employers may mutually agree, other than the Phantom Options, the costs of which shall be reimbursed by the entity with respect to which the award is made.

           3.  The definition of "Change in Control" in Appendix A is amended by adding thereto the following: "A sale or other disposition of property between BreitBurn Energy Company L.P. and BreitBurn Energy Partners L.P. shall not constitute a Change in Control."

        Agreed to this September [    ], 2006, effective as of the IPO Date.

BreitBurn Management Company LLC		Executive
By:
	Name:	James G. Jackson
Title:
BreitBurn GP, LLC		BreitBurn Energy Company, LP By: Pro GP Corp., its general partner
By:
Name:
Title:
By:
Name:
Title:
Pro GP Corp.
By:
Name:
Title:

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